OFFICE SPACE OCCUPANCY AGREEMENT

This Agreement is between Veezto Financial ("Veezto") and Diego Pellicer World Wide, Inc. ("Diego") dated for reference purposes January 1, 2019 and made with reference to the following:

RECITAL

A. Veezto possesses and occupies office space in Suite 100, 6160 Plumas Street, Reno, Nevada.

B. Veezto has agreed to permit Diego to use two offices and office facilities and amenities, including a conference room, reception area; copy machine, internet acceess and office furniture. ("Executive Offices").

C. Veezto and Diego desire to enter into an agreement documenting Diego's use of the Executive Office and amenities.

THEREFORE, the parties hereby agree as follows:

1. Veezto hereby grants Diego the right to occupy and use two (2) Executive Offices in the premises at Suite 100, 6160 Plumas Street, Reno, Nevada, and the use of office amenities, including internet access, a conference room, office copy machine, furniture and other equipment on a month-to-month basis.

2. Diego is granted the right to install and pay the costs of a telephone line; to identify Suite 100, 6160 Plumas Street, Reno, Nevada 89519 as its Nevada corporate headquarters; maintain its name on the front door of Suite 100 and its name on a monument sign on Plumas Street, Reno, Nevada.

3. Diego agrees to pay to Veezto One Thousand Five Hundred and No/100 Dollars ($1,500.00) per month as rent for the for use and occupancy of the two (2) Executive Offices and use of the office amenities. In addition, Diego will pay the cost of its telephone line and the cost of maintaining the door sign and the monument sign. Rent will include all utilities (other than Diego telephone) internet service, janitorial service and maintenance of the interior of the premises where the Executive Offices are located.

4. Diego will use the Executive Offices for general office use and no other purpose

5. Diego is accepting the Executive Offices in their As-Is condition. Diego has determined that the Executive Offices are suitable for its intended use.

6. Diego will not make alterations to the Executive Offices without prior written consent of Veezto. Diego may decorate the interior walls of the Executive Offices.

7. Either party may terminate this Agreement by delivering to the other party a written thirty-day notice of termination. Notice may be given by email, in person, or by U.S. Mail to the parties' addresses noted below.

8. If either party commences an action against the other in connection with this Agreement, the prevailing party will entitled to recover costs and reasonable attorney's fees.

9. This Agreement executed by the parties as of the date written above, and is effective as of that date.

VEEZTO FINANCIAL
6160 Plumas Street, Suite 100
Reno, Nevada 89519

By:____________________
NELLO GONFIANTINI, III
President

DIEGO PELLICER WORLD WIDE, INC.
6160 Plumas Street, Suite 100
Reno, Nevada 89519

By:____________________
Name: Chris Strachen,
Title: CFO